EXHIBIT 5
                 [Letterhead of Wachtell, Lipton, Rosen & Katz]





                                   March 2, 2005



Nuveen Investments, Inc.
333 West Wacker Drive
Chicago, IL  60606

Ladies and Gentlemen:

                  We have acted as special counsel for Nuveen Investments, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-3, as it may be amended (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of the offer and sale by the Company and the Selling Stockholder identified in the Registration Statement, from time to time pursuant to the provisions of Rule 415 under the Securities Act, of up to $4,905,511,605 aggregate initial offering price of the following securities (collectively, the "Securities"):

                (i) debt securities, if any, to be issued from time to time under an indenture to be entered into between the Company and a trustee (the "Debt Securities");

                (ii) shares of preferred stock, par value $0.01 per share (the "Preferred Stock");

                (iii) shares of Class A common stock, par value $0.01 per share (the "Class A Common Stock");

                (iv) warrants, if any, to purchase Debt Securities, Preferred Stock or Common Stock of the Company, to be issued from time to time under a warrant agreement to be entered into between the Company and a warrant agent (the "Warrants");

                (v) purchase contracts, if any, to be issued from time to time under a stock purchase contract agreement to be entered into between the Company and an agent (the "Purchase Contracts"); and

                (vi) units, if any, to be issued from time to time under a unit agreement to be entered into between the Company and a unit agent (the "Units").

                  In this connection, we have reviewed: (i) the Restated Certificate of Incorporation, as amended (the "Certificate"), and the Amended and Restated Bylaws (the "Bylaws"), of the Company; (ii) the Registration Statement as filed with the Commission on
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March 2, 2005
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March 2, 2005; (iii) certain resolutions adopted by the Board of Directors of the Company; and (iv) such other documents, records and papers as we have deemed necessary or appropriate in order to give the opinions set forth herein. We have, with your consent, relied as to factual matters on certificates or other documents or information furnished by the Company or its officers and by governmental authorities and upon such other documents and data that we have deemed appropriate or necessary as a basis for the opinions hereinafter expressed. In such review, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals, the conformity with the originals of all documents submitted to us as copies or as retrieved from the Securities and Exchange Commission's EDGAR database, and the authenticity of the originals of such latter documents. We have also assumed, and have no information to the contrary, that the resolutions of the Board of Directors of the Company relating to the Registration Statement and the transactions contemplated thereby provided to us accurately reflect the actions taken at meetings duly called and held at which a quorum was present and acting throughout, and that no action has been taken to rescind or modify such resolutions.

                  Based upon the foregoing, we are of the opinion that, except as limited by (i) bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors' rights generally,
(ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law), (iii) requirements that a claim with respect to any Securities denominated other than in United States dollars (or a judgment denominated other than in United States dollars with respect to such a claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, and (iv) governmental authority to limit, delay, or prohibit the making of payments outside the United States or in foreign currency or currencies, or currency unit or units, or composite currency or currencies:

               1. With respect to the Debt Securities, when the Registration Statement has become effective under the Act, the indentures relating to the Debt Securities have been duly authorized, executed and delivered by each of the parties thereto, the terms of the Senior Debt Securities or Subordinated Debt Securities, as the case may be, and of their issuance and sale have been duly established in conformity with the applicable indenture and any supplemental indenture that may be required so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the Senior Debt Securities or Subordinated Debt Securities, as the case may be, have been duly executed and authenticated in accordance with the applicable indenture and issued and sold as contemplated in the Registration Statement, the Debt Securities, as the case may be, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement, will constitute valid and legally binding obligations of the Company;

               2. The Preferred Stock has been duly authorized and, when the Registration Statement has become effective under the Act, a certificate of designations or a certificate of amendment to the Certificate relating to the designation of the Preferred Stock has been duly
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March 2, 2005
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filed with the Secretary of State of the State of Delaware, the terms of the
Preferred Stock and of its issuance and sale have been duly established in conformity with the Certificate and the applicable amendment so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the Preferred Stock has been duly issued and sold as contemplated by the Registration Statement, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement, the Preferred Stock will be validly issued, fully paid and nonassessable;

               3. The Common Stock has been duly authorized and, when the Registration Statement has become effective under the Act, the terms of the sale of the Common Stock have been duly established in conformity with the Certificate so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the Common Stock has been duly issued and sold as contemplated by the Registration Statement, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement, the Common Stock will be validly issued, fully paid and nonassessable;

               4. With respect to the Warrants, when the Registration Statement has become effective under the Act, the warrant agreement relating to the Warrants (the "Warrant Agreement") has been duly authorized, executed and delivered, the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the Warrants have been duly executed and countersigned in accordance with the Warrant Agreement and issued and sold as contemplated in the Registration Statement and the Warrant Agreement, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement, the Warrants will constitute valid and legally binding obligations of the Company;

               5. With respect to the Purchase Contracts, when the Registration Statement has become effective under the Act, the purchase contract agreement relating to the Purchase Contracts (the "Purchase Contract Agreement") to be entered into between the Company and a bank or trust company selected by the Company to act as agent thereunder (the "Purchase Contract Agent") has been duly authorized, executed and delivered by each of the parties thereto, the terms of the Purchase Contracts and of their issuance and sale have been duly established in conformity with the Purchase Contract Agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the security certificates evidencing the Purchase Contracts have been executed and countersigned in accordance with the Purchase Contract Agreement, and the Purchase Contracts have been duly issued and sold as contemplated by the
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March 2, 2005
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Registration Statement, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement, the Purchase Contracts will constitute valid and legally binding obligations of the Company; and

               6. With respect to the Units, when the Registration Statement has become effective under the Act, the unit agreement relating to the Units (the "Unit Agreement") to be entered into between the Company and a bank or trust company selected by the Company to act as agent thereunder has been duly authorized, executed and delivered by each of the parties thereto, the terms of the Units and of their issuance and sale have been duly established in conformity with the Unit Agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the unit certificates evidencing the Units have been executed and countersigned in accordance with the Unit Agreement, and the Units have been duly issued and sold as contemplated by the Registration Statement, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement, the Units will constitute valid and legally binding obligations of the Company.

                  In connection with the opinions expressed above, we have assumed with your consent that, at or prior to the time of the delivery of any of such Securities (i) the Board of Directors of the Company, and any appropriate committee appointed thereby, shall have duly approved the specific sale and issuance of such Securities (including the terms thereof and including the sale and issuance, and terms of, any related securities for which such Securities may be exchanged, converted or exercised) and shall not have modified or rescinded the duly authorized issuance and sale of such Securities, (ii) the Registration Statement and any post-effective amendments shall have been declared effective and such effectiveness shall not have been terminated or rescinded, (iii) the final version of the Registration Statement shall not be substantially different from the version we have reviewed, (iv) in the case of an indenture or other agreement pursuant to which any Securities are to be issued, there shall be no terms or provisions contained therein which would have the effect, under applicable law, of vitiating the validity and binding nature of such instrument, (v) the trustees (as described in the Registration Statement) and the applicable indentures shall have been duly qualified under the Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder, (vi) (a) the Company shall have full power and authority to execute, deliver and perform the obligations set forth in the applicable documents, (b) the applicable documents shall have been duly authorized, executed and delivered by the Company and the other parties thereto, (c) the execution and delivery of the applicable documents and the performance by the Company of its obligations thereunder shall not have violated, breached or otherwise given rise to a default under the terms or provisions of the Certificate as then in effect or the Bylaws as then in effect or of any material contract, commitment or other obligation to which the Company is then a party, and such execution, delivery and performance shall comply with any requirement or restriction imposed by any court or governmental body then having jurisdiction over the Company, and (vii) there shall not have occurred any change in law affecting the validity or enforceability of such Securities. We have also assumed that none of the terms of any Securities to be established subsequent to the date hereof, nor the issuance and sale of such Securities, nor the compliance by the Company with the
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March 2, 2005
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terms of such Securities, will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company.

                  We are not members of the Bar of any jurisdiction other than the State of New York and, with your consent, we express no opinion as to the law of any jurisdiction other than the laws of the State of New York, the federal laws of the United States and the General Corporation Law of the State of Delaware.

                  We consent to the use of this opinion as an Exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus that is a part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations promulgated thereunder.



                                           Very truly yours,

                                           /s/  Wachtell, Lipton, Rosen & Katz

                                           Wachtell, Lipton, Rosen & Katz